UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2006
HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (IRS Employer Identification No.)
9151 Boulevard 26, North Richland Hills, Texas 76180
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (817) 255-5200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
Agreement with Glenn W. Reed
Termination Agreement

Item 1.01 Entry into a Material Definitive Agreement
Agreement with Glenn W. Reed
     On May 24, 2006, HealthMarkets, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Glenn W. Reed, Executive Vice President and General Counsel of the Company.
     The Agreement provides, among other things, that Mr. Reed’s employment with the Company will extend from the date of the Agreement through June 30, 2006, during which Mr. Reed will continue to receive an annualized base salary of $400,000. Following termination of the employment term, the Company will pay to Mr. Reed termination payments in the aggregate amount of $1,600,008, which amount will be paid in 24 monthly installments. Mr. Reed will also be entitled to receive, at the Company’s expense, the Company-paid portion of the premium for continued participation in the Company’s medical, prescription drug, vision, dental and life insurance coverage for the two-year period commencing on June 30, 2006. Upon termination of his employment by the Company on June 30, 2006, Mr. Reed will resign from all offices, committees and/or directorships that he currently holds with the Company, its subsidiaries and their respective affiliates.
     During the period commencing June 30, 2006, and ending on December 31, 2006, Mr. Reed will be available upon request of the Company to provide twenty hours per month of consulting services to the Company. The Agreement also provides for full change of control parachute excise tax gross-up protection on all payments and benefits due to Mr. Reed. In addition, he is subject to two-year post-termination non-competition and non-solicitation restrictions.
     The description of the Agreement in this Item 1.01 is qualified in its entirety by reference to the text of the Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference into this Item 1.01.
Termination Agreement
     On March 3, 1997, the Company and Special Investment Risks, Limited (successor to United Group Association, Inc.) (“SIR”) entered into a Sale of Assets Agreement (as amended by Amendments Nos. 1, 2, 3 and 4 thereto), effective as of January 1, 1997 (the “Asset Sale Agreement”), providing for the transfer and sale to the Company of substantially all of the equipment, fixed assets and contracts associated with SIR’s former United General Agency, a general insurance agency. In partial consideration for the transfer and sale made in accordance with the terms of the Asset Sale Agreement, (i) SIR retained the right to receive all commissions on policies marketed and sold by SIR and written prior to January 1, 1997 and (ii), with respect to policies marketed and sold by SIR and written after January 1, 1997, the Company agreed to pay to SIR 120 basis points (1.20%) times the UGA Commissionable Renewal Premium Revenue (as such term is defined in the Asset Sale Agreement) collected in any period (such streams of payments owing to SIR collectively referred to as the “Future Obligation”).
     On May 19, 2006 (the “Effective Date”), the Company and SIR executed a Termination Agreement (the “Termination Agreement”), pursuant to which, on Effective Date, (a) SIR received an aggregate of $47,500,000, (b) the Future Obligation was discharged in full, (c) SIR released the Company and certain of its subsidiaries from all liability under the Asset Sale Agreement, and (d) the Asset Sale Agreement was terminated. The obligations of the parties to consummate the transactions contemplated under the Termination Agreement were subject to customary closing conditions. In addition, the

Company and SIR agreed, respectively, to indemnify the other for all losses, damages and other liabilities incurred in connection with the breach of any covenant, agreement, representation or warranty made by the respective party under the terms of the Termination Agreement.
     SIR is owned by the estate of Mr. Ronald L. Jensen. Mr. Jensen was the founder and former Chairman of the Company.
     The description of the Termination Agreement in this Item 1.01 is qualified in its entirety by reference to the text of the Termination Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
     The information set forth under the heading “Termination Agreement” in Item 1.01 is incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
           The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10.1	Agreement, dated as of May 24, 2006, by and between HealthMarkets, Inc. and Glenn W. Reed

10.2	Termination Agreement, dated as of May 19, 2006, by and between Special Investment Risks, Limited (successor to United Group Association, Inc.) and HealthMarkets, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHMARKETS, INC.
/s/ Mark D. Hauptman
Mark D. Hauptman
Vice President and Chief Financial Officer

Date: May 25, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Agreement, dated as of May 24, 2006, by and between HealthMarkets, Inc. and Glenn W. Reed

10.2	Termination Agreement, dated as of May 19, 2006, by and between Special Investment Risks, Limited (successor to United Group Association, Inc.) and HealthMarkets, Inc.